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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-40560 of The Midland Company on Form S-8 of our report dated June 15, 2001 appearing in this Annual Report on Form 11-K of The Midland-Guardian Company Salaried Employees' 401(k) Savings Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 25, 2001